PHOTRONICS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	August 2,	July 27,	August 2,	July 27,
	2009	2008	2009	2008
Net sales	$95,401	$105,697	$266,676	$319,242
Costs and expenses:
Cost of sales	(77,347)	(91,813)	(226,622)	(264,487)
Selling, general and administrative	(9,963)	(13,741)	(30,995)	(43,620)
Research and development	(3,854)	(4,298)	(11,655)	(13,148)
Consolidation, restructuring and related charges	(10,660)	-	(12,746)	-
Impairment of goodwill and long-lived assets	-	(205,408)	(1,458)	(205,408)
Operating loss	(6,423)	(209,563)	(16,800)	(207,421)
Other income (expense), net	(14,220)	(2,575)	(22,845)	(6,340)
Loss before income taxes and minority interest	(20,643)	(212,138)	(39,645)	(213,761)
Income tax benefit (provision)	(1,805)	7,020	(2,927)	4,216
Loss before minority interest	(22,448)	(205,118)	(42,572)	(209,545)
Minority interest	(399)	(474)	(580)	(1,456)
Net loss	$(22,847)	$(205,592)	$(43,152)	$(211,001)

Loss per share:
Basic	$(0.55)	$(4.93)	$(1.03)	$(5.07)
Diluted	$(0.55)	$(4.93)	$(1.03)	$(5.07)

Weighted average number of common shares outstanding:
Basic	41,819	41,662	41,772	41,642
Diluted	41,819	41,662	41,772	41,642